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                                                                    Exhibit 3.28

                            ARTICLES OF INCORPORATION
                                       OF
                              THE LEWIN GROUP, INC.

         The undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

         1.       The name of the corporation is The Lewin Group, Inc.

         2. The corporation shall have authority to issue One Hundred Thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share.

         3. The address of the initial registered office of the corporation in the State of North Carolina is 2500 First Union Capitol Center, Raleigh, Wake County, North Carolina 27601, and the name of its initial registered agent at such address is Gerald F. Roach.

         4. The name and address of the incorporator is Amos U. Priester, IV, 2500 First Union Capitol Center, Raleigh, Wake County, North Carolina 27601.

         5. The number of directors constituting the initial board of directors shall be two (2), and the names and addresses of the persons who are to serve as directors until the first meeting of shareholders, or until their successors are elected and qualified, are:

       Name                             Address

Gerald F. Roach                         2500 First Union Capitol Center
                                        Raleigh, North Carolina 27601

Amos U. Priester, IV                    2500 First Union Capitol Center
                                        Raleigh, North Carolina 27601

         6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with

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respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C. Gen. Stat. Section 55-8-33; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended.

                  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         7. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of April, 1996.

                                              /s/ Amos U. Priester, IV
                                              --------------------------
                                              Amos U. Priester, IV, Incorporator

                                       -2-
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                               ARTICLES OF MERGER
                                       OF
                                 LEWIN-TAG, INC.
                                  WITH AND INTO
                              THE LEWIN GROUP, INC.

         The Lewin Group, Inc., a North Carolina corporation (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging Lewin-Tag, Inc., a California corporation, with and into the Surviving
Corporation:

         1. The Agreement and Plan of Merger is attached as Exhibit A hereto.

         2. The attached Agreement and Plan of Merger was duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the board of directors and shareholder of the Surviving Corporation and in the manner prescribed by the California Corporations Code by the board of directors and shareholder of Lewin-Tag, Inc.

         3. These Articles of Merger will be effective upon filing with the North Carolina Secretary of State.

         This the 27th day of June, 2000.

                                       THE LEWIN GROUP, INC.

                                       By:    /s/ Robert Rubin
                                              ---------------------------------
                                       Name:  Robert Rubin
                                       Title: President

                                       By:    /s/ Tom Perkins
                                              ---------------------------------
                                       Name:  Tom Perkins
                                       Title: Assistant Secretary

                                                               EXHIBIT A

                                 PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Plan of Merger") is made and dated as of December 29,1999; by and among The Lewin Group, Inc., a North Carolina corporation (the "Surviving Corporation"), and Lewin-TAG, Inc., a California corporation (the "Company"), and Quintiles Transnational Corp., a North Carolina corporation (the "Parent").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Surviving Corporation desire to effect the merger of the Company with and into the Surviving Corporation upon the terms set forth herein;

         WHEREAS, Parent is a party hereto only for the purposes of Section 1.4 hereof and to the extent that the Parent affirms and acknowledges that upon effectiveness of the Merger (as hereinafter defined), all outstanding obligations of the Parent to the Company shall be and become outstanding obligations of the Parent to the Surviving Corporation without any further action of the parties hereto;

         WHEREAS, the boards of directors and the shareholders of the Company and the Surviving Corporation, by consent, duly approved this Plan of Merger,

         WHEREAS, the appropriate and duly authorized officers of Parent have consented to the affirmation by Parent as set forth below;

         NOW, THEREFORE, the parties hereto do hereby approve and adopt this Plan of Merger for the purpose of setting forth the terms and conditions of the merger referred to above and the means of carrying the same into effect.

                                    ARTICLE I

                                   THE MERGER

         1.1 Merger. The Company shall be merged with and into the Surviving Corporation (the "Merger") pursuant to Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA"), and Section 1108 of the California Corporations Code, as amended (the "California Code").

         1.2 Effective Time. The Merger shall be effected by the filing of articles of merger with the Secretaries of State of the States of North Carolina and California in accordance with the provisions of Article 11 of the NCBCA and
Section 1108 of the California Code, respectively. The Merger shall become effective upon filing of the articles of merger with the


                                     1 of 4
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Secretary of State. The time and date when the Merger shall become effective is herein referred to as the "Effective Time".

         1.3 Effect of the Merger. At the Effective Time, the separate corporate existence of the Company shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of the State of North Carolina and shall thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises of each of the Company and the Surviving Corporation; all of the property, real, personal and mixed, and every other asset of the Company and the Surviving Corporation shall vest in the Surviving Corporation without further act or deed; the Surviving Corporation shall assume and be liable for all the liabilities and obligations of the Company and the Surviving Corporation; and all other effects of the Merger specified in the NCBCA and the California Code shall result therefrom. After the Merger, the Surviving Corporation will continue to have the name The Lewin Group, Inc.

         1.4 Affirmation of Guarantees by Parent. Parent hereby affirms that any guarantees by Parent of Company obligations to third parties in effect immediately prior to the Effective Time thereafter shall remain in effect pursuant to the terms and conditions thereof, except that references therein to the Company shall mean and be the Surviving Corporation.

                                   ARTICLE II

                        CONVERSION AND ISSUANCE OF SHARES

         2.1 Conversion of Shares

         Immediately upon the Effective Time, each issued and outstanding share of the common stock of the Company shall be cancelled, and thereafter the shares of common stock of the Surviving Corporation currently held by the Parent shall evidence the Parent's ownership of one hundred percent (100%) of all equity interests in the merged corporations. The outstanding shares of the Surviving Corporation will not be converted, exchanged or altered in any manner as a result of the merger and will remain outstanding as shares of the Surviving Corporation.

                                   ARTICLE III

            ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS

         3.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical to the Articles of Incorporation and Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time, until thereafter amended as provided by law.

         3.2 Directors and Officers. The directors and officers of the Surviving Corporation immediately prior to the Effective Time shall remain in office and shall continue to hold office until


                                     2 of 4

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their respective successors shall have been elected and qualified as provided in the bylaws of the Surviving Corporation or by law.

                                   ARTICLE IV

                                    AMENDMENT

         4.1 Amendment. This Plan of Merger may be amended by the parties hereto, by action taken by their respective boards of directors. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Headings. The article and section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Plan of Merger.

         5.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which taken together shall constitute one instrument



         IN WITNESS WHEREOF, the parties have caused their respective corporate names to be hereunder subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       THE LEWIN GROUP, INC.


                                       By:      /s/ Robert Rubin
                                                -------------------------------
                                       Name:    Robert Rubin
                                       Title:   President



                                       By:      /s/ Tom Perkins
                                                -------------------------------
                                       Name:    Tom Perkins
                                       Title:   Assistant Secretary


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                                       LEWIN-TAG, INC.


                                       By:      /s/ Greg Conners
                                                -------------------------------
                                       Name:    Greg Connors
                                       Title:   Vice President



                                       By:      /s/ Tom Perkins
                                                -------------------------------
                                       Name:    Tom Perkins
                                       Title:   Assistant Secretary

                                       Solely for the purposes of Section 1.4
                                       hereof and affirming and acknowledging
                                       that upon effectiveness of the Merger,
                                       all outstanding obligations of the
                                       Parent to the Company shall be and
                                       become outstanding obligations of the
                                       Parent to the Surviving Corporation
                                       without any further action of the
                                       parties.

                                       QUINTILES TRANSACTIONAL CORP.


                                       By:      /s/ John S. Russell
                                                -------------------------------
                                       Name:    John S. Russell
                                       Title:   Vice President and Secretary



                                       By:      /s/ Julie MacMillan
                                                -------------------------------
                                       Name:    Julie MacMillan
                                       Title:   Assistant Secretary


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                               ARTICLES OF MERGER
                                       OF
                            QUINTILES-OAK GROVE, INC.
                                      INTO
                              THE LEWIN GROUP, INC.

         The Lewin Group, Inc., a North Carolina corporation (the "Surviving Corporation"), a wholly-owned subsidiary of Quintiles Transnational Corp., a North Carolina corporation (the "Parent"), hereby submits these Articles of Merger for the purpose of merging Quintiles-Oak Grove, Inc., a North Carolina corporation (the "Company"), and also a wholly-owned subsidiary of the Parent, with and into the Surviving Corporation:

         1.       The Plan of Merger is attached as Exhibit A hereto.

         2. The attached Plan of Merger was duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the boards of directors of the Company and the Surviving Corporation and by the sole shareholder of the Company and the Surviving Corporation.

         3. These Articles of Merger will be effective at 11:59 p.m. on December 31, 2000.

         This the 22nd day of December, 2000.

                                           THE LEWIN GROUP, INC.

                                           By: /s/ Tom Perkins
                                               ------------------------------
                                               Name:  Tom Perkins
                                               Title: Assistant Secretary

                                                              EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER


         THIS PLAN OF MERGER (this "Plan of Merger") is made and dated as of December [22nd] 2000, by and among The Lewin Group, Inc.., a North Carolina corporation (the "Surviving Corporation"), a wholly-owned subsidiary of Quintiles Transnational Corp., a North Carolina corporation (the "Parent"), and Quintiles-Oak Grove, Inc., a North Carolina corporation (the "Company"), also a wholly-owned subsidiary of the Parent.

                              W I T N E S S E T H:

         WHEREAS, the Parent, the Company and the Surviving Corporation desire to effect the merger of the Company with and into the Surviving Corporation upon the terms set forth herein; and

         WHEREAS, the boards of directors of the Company and the Surviving Corporation, and the sole shareholder of the Company and the Surviving Corporation, by consent, duly approved this Plan of Merger,

         NOW, THEREFORE, the parties hereto do hereby approve and adopt this Plan of Merger for the purpose of setting forth the terms and conditions of the merger referred to above and the means of carrying the same into effect.

                                    ARTICLE I

                                   THE MERGER

         1.1 Merger. The Company shall be merged with and into the Surviving Corporation (the "Merger") pursuant to Article 11 of the North Carolina Business Corporation Act, as amended (the"NCBCA").

         1.2 Effective Time. The Merger shall be effected by the filing of articles of merger with the Secretary of State of the State of North Carolina in accordance with the provisions of Article 11 of the NCBCA. The Merger shall become effective at 11:59 p.m. on December 31, 2000. The time and date when the Merger shall become effective is herein referred to as the "Effective Time".

         1.3 Effect of the Merger. At the Effective Time, the separate corporate existence of the Company shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of the State of North Carolina and shall thereupon and thereafter possess all of the rights, privileges, immunities, powers and franchises of each of the Company and the Surviving Corporation; all of the property, real, personal and mixed, and every other asset of the Company and the Surviving Corporation shall vest in the Surviving Corporation without further act or deed;

the Surviving Corporation shall assume and be liable for all the liabilities and obligations of the Company and the Surviving Corporation; and all other effects of the Merger specified in Section 55-11-06 of the NCBCA shall result therefrom. After the Merger, the Surviving Corporation will continue to have the name The Lewin Group, Inc.

                                   ARTICLE II

                        CONVERSION AND ISSUANCE OF SHARES

         2.1 Conversion of Shares.

         Immediately upon the Effective Time, each issued and outstanding share of the common stock of the Company shall be cancelled, and thereafter the shares of common stock of the Surviving Corporation currently held by the Parent shall evidence the Parent's ownership of one hundred percent (100%) of all equity interests in the merged corporations. The outstanding shares of the Surviving Corporation will not be converted, exchanged or altered in any manner as a result of the merger and will remain outstanding as shares of the Surviving Corporation.

                                   ARTICLE III

            ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS

         3.1 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical to the Articles of Incorporation and Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time, until thereafter amended as provided by law.

         3.2 Directors and Officers. The directors and officers of the Surviving Corporation immediately prior to the Effective Time shall remain in office and shall continue to hold office until their respective successors shall have been elected and qualified as provided in the bylaws of the Surviving Corporation or by law.

                                   ARTICLE IV

                                    AMENDMENT

         4.1 Amendment. This Plan of Merger may be amended by the parties hereto, by action taken by their respective boards of directors. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Headings. The article and section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Plan of Merger.

         5.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused their respective corporate names to be hereunder subscribed by their respective officers thereunto duly authorized, all as of the day and year first above written.

         THE LEWIN GROUP, INC.


         By:      /s/ Tom Perkins
                  -----------------------------
         Name:    Tom Perkins
         Title:   Assistant Secretary


         QUINTILES-OAK GROVE, INC.


         By:      /s/ John S. Russell
                  -----------------------------
         Name:    John Russell
         Title:   Vice President


                                       3